Exhibit 10.11

Confidential

AMENDED AND RESTATED

EXCLUSIVE PURCHASE OPTION AGREEMENT

Regarding

SHANGHAI HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD.

By and among

HAIYAN GONG

XU LIU

AND OTHERS

MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.

And

SHANGHAI HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD.

January 25, 2011

AMENDED AND RESTATED EXCLUSIVE PURCHASE OPTION AGREEMENT

This AMENDED AND RESTATED EXCLUSIVE PURCHASE OPTION AGREEMENT (this “Agreement”) is made on January 25, 2011 in Shanghai, the People’s Republic of China (“China” or “PRC”) by and among the following parties:

1.                                       HAIYAN GONG, a citizen of China (Chinese ID No.: [*****************]*);

2.                                       XU LIU, a citizen of China (Chinese ID No.: [*****************]*);

3.                                       YONGQIANG QIAN, a citizen of China (Chinese ID No.: [*****************]*);

4.                                       CHENG LI, a citizen of China (Chinese ID No.: [*****************]*);

5.                                       FUPING YU, a citizen of China (Chinese ID No.: [*****************]*);

6.                                       QINGJUN ZHU, a citizen of China (Chinese ID No.: [*****************]*);

(The above individuals are hereinafter individually and collectively referred to as the “Existing Shareholder(s)”.)

7.                                       MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD. (“Shanghai Miyuan”)

Registered address: 1701-9, No. 98, Songhu Road, Yangpu District, Shanghai;

8.                                       SHANGHAI HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD. (“Shanghai Huaqianshu”)

Registered address: Room 1114, No. 1, Lane 127 Guotai Road, Yangpu District, Shanghai.

(For the purpose of this Agreement, the above parties are hereinafter individually referred to as a “Party” and collectively as the “Parties”.)

WHEREAS:

(1)                                  On January 15, 2006, Haiyan Gong, Xu Liu, Shanghai Huaqianshu and Souyuan (Shanghai) Information Technology Co., Ltd. entered into the Exclusive Purchase Option Agreement; On May 9, 2007, Haiyan Gong, Xu Liu, Jing Yang, Yongqiang Qian, Shanghai Huaqianshu and Souyuan (Shanghai) Information Technology Co., Ltd. entered into the Supplementary Agreement To The Exclusive Purchase Option Agreement (hereinafter collectively referred to as the “Original Purchase Option Agreement”). Pursuant to the Original

*  This portion has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406 under the Securities Act of 1933, as amended.

Purchase Option Agreement, Haiyan Gong, Xu Liu, Jing Yang and Yongqiang Qian, as the registered shareholders of Shanghai Huaqianshu at that time, have, with respect to the equity interest held by them in Shanghai Huaqianshu, respectively granted Souyuan (Shanghai) Information Technology Co., Ltd. an irrevocable option to purchase the equity interests, i.e., Haiyan Gong, Xu Liu, Jing Yang and Yongqiang Qian shall, upon the request of Souyuan (Shanghai) Information Technology Co., Ltd., transfer their equity interests in Shanghai Huaqianshu to Souyuan (Shanghai) Information Technology Co., Ltd. and/or any other entity or individual designated by it subject to PRC Laws. On May 10, 2007, Haiyan Gong, Xu Liu, Jing Yang, Yongqiang Qian, Shanghai Huaqianshu, Shanghai Miyuan and Souyuan (Shanghai) Information Technology Co., Ltd. entered into the Contract Transfer Agreement, pursuant to which Shanghai Miyuan has assumed all rights and obligations of Souyuan (Shanghai) Information Technology Co., Ltd. under the Original Purchase Option Agreement.  As of the execution date hereof, the aforementioned agreements remain legally effective and in the process of performance.

(2)                                  On January 19, 2011, Haiyan Gong, Yongqiang Qian, Xu Liu, Qingjun Zhu, Fuping Yu and Cheng Li entered into the Equity Transfer Agreement, pursuant to which Haiyan Gong transferred 7.2% of the equity interests held by her in Shanghai Huaqianshu to Fuping Yu; Haiyan Gong transferred 2.96% of the equity interests held by her in Shanghai Huaqianshu to Cheng Li; Haiyan Gong transferred 3.98% of the equity interests held by her in Shanghai Huaqianshu to Qingjun Zhu; Haiyan Gong transferred 15.13% of the equity interests held by her in Shanghai Huaqianshu to Yongqiang Qian; and Haiyan Gong transferred 2.99% of the equity interests held by her in Shanghai Huaqianshu to Xu Liu. As of the date hereof, the composition of the registered shareholders of Shanghai Huaqianshu and their respective percentage of shareholdings are set forth in Exhibit I.

(3)                                  In order to ensure the continuous realization of the rights and interests under the original Exclusive Purchase Option Agreement and the Contract Assignment Agreement after the above changes in the shareholdings of Shanghai Huaqianshu, the Parties agree to amend and restate the Original Purchase Option Agreement, and such amended and restated agreement, i.e., this Agreement, shall, once executed, supersede any other legal documents the Parties have previously executed in relation to the exclusive option to purchase the equity interests in Shanghai Huaqianshu, including but not limited to the Original Purchase Option Agreement.

(4)                                  The Existing Shareholders agree to jointly grant Shanghai Miyuan an exclusive and irrevocable option to purchase the equity interests (the “Purchase Option”) in accordance with the terms of this Agreement, pursuant to which, the Existing Shareholders intend to transfer all of their respective equity interests in Shanghai Huaqianshu to Shanghai Miyuan and/or any other entity or individual designated by Shanghai Miyuan, and Shanghai Miyuan intends to accept such transfer, subject to PRC Laws. The Existing Shareholders shall, upon Shanghai Miyuan’s request, transfer the Option Equity Interests (as defined below) to Shanghai Miyuan and/or any other entity or individual designated by Shanghai Miyuan in accordance with the terms of this Agreement.

NOW, THEREFORE, the Parties agree and resolve to amend and restate the Original Purchase Option Agreement as follows:

ARTICLE I. DEFINITIONS

1.1	Unless otherwise provided according to the context, in this Agreement, the following terms shall have the meanings given below:

“Authorized Person”	has the meaning as specified in Article 3.7 hereof.

“Business Licenses”

refers to any approval, permit, filing, registration etc. required for Shanghai Huaqianshu to legally and effectively carry out its internet information services and other businesses, including but not limited to the Business License for Enterprise Legal Person, Tax Registration Certificate, Value-added Telecommunication Business Operation License regarding the business operation of internet information service, filing of computer network security and other relevant permits and licenses as required by PRC Laws then in effect.

“Confidential Information”	has the meaning as specified in Article 8.1 hereof.

“Defaulting Party”	has the meaning as specified in Article 11.1 hereof.

“Default”	has the meaning as specified in Article 11.1 hereof.

“Exercise Notice”	has the meaning as specified in Article 3.5 hereof.

“Shanghai Huaqianshu’s Registered Capital”	refers to the registered capital of RMB10 million of Shanghai

Huaqianshu as of the date hereof, and any increased registered capital as a result of capital increase during the term of this Agreement

“Shanghai Huaqianshu’s Assets”

refers to all tangible and intangible assets whose titles or use rights are owned by Shanghai Huaqianshu during the term of this Agreement, including but not limited to any immovable properties, movable properties, as well as intellectual property rights such as trademarks, copyrights, patents, proprietary technologies, domain names, software use rights.

“Material Agreements”

refers to agreements to which Shanghai Huaqianshu is a party and which has material effect on Shanghai Huaqianshu’s business or assets, including but not limited to the Exclusive Technology License and Services Agreement by and between Shanghai Huaqianshu and Shanghai Miyuan and other agreements regarding the business of Shanghai Huaqianshu.

“Non-defaulting Party”	has the meaning as specified in Article 11.1 hereof.

“Option Equity Interests”

with respect to each of the Existing Shareholders, refers to all of his/her equity interests in Shanghai Huaqianshu’s Registered Capital; with respect to all of the Existing Shareholders, refers to 100% of the equity interests in Shanghai Huaqianshu’s Registered Capital.

“PRC Laws”	refers to the laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory instruments of China then in effect.

“Power of Attorney”	has the meaning as specified in Article 3.7 hereof.

“Such Right”	has the meaning as specified in Article 12.5 hereof.

“Shareholding Percentage Cap”	has the meaning as specified in Article 3.2 hereof.

“Transfer Equity Interests”

refers to the equity interests in Shanghai Huaqianshu that Shanghai Miyuan is entitled to request any or both of the Existing Shareholders to transfer to Shanghai Miyuan or any of its designated entity or individual according to Article 3.2 hereof when Shanghai Miyuan exercises its Purchase Option (the “Exercise”), the amount of which may be all or part of the Option Equity Interests, to be determined in the sole discretion by Shanghai Miyuan according to the PRC Laws then in effect and its own commercial considerations.

“Transfer Price”

refers to, in accordance with Article IV hereof, all the consideration which shall be paid by Shanghai Miyuan or its designated entity or individual to the Existing Shareholders for acquiring the Transfer Equity Interests upon each Exercise.

1.2                     Reference to any PRC Laws hereunder shall be deemed to include:

(1)                      any amendments, changes, extensions and reenactment pertaining to such PRC Laws, whether the effective dates of which are prior to or after the date of this Agreement; and

(2)                      any other decisions, notices and regulations promulgated in accordance with or taking effect as a result of such PRC Laws.

1.3                     Unless otherwise provided in the context hereof, references to the articles, clauses, items and paragraphs in this Agreement shall mean the corresponding articles, clauses, items and paragraphs of this Agreement.

ARTICLE II. GRANT OF PURCHASE OPTION

2.1                     The Existing Shareholders hereby jointly and severally agree to irrevocably and unconditionally grant to Shanghai Miyuan an exclusive Purchase Option, pursuant to which Shanghai Miyuan shall be entitled, subject to PRC Laws, to request the Existing Shareholders to transfer the Option Equity Interests to Shanghai Miyuan or other entity or individual designated by Shanghai Miyuan in accordance with this Agreement.  Shanghai Miyuan hereby agrees to accept such Purchase Option.

2.2                     Shanghai Huaqianshu hereby agrees to the grant of such Purchase Option to Shanghai Miyuan by the Existing Shareholders in accordance with Article 2.1 above and other provisions of this Agreement.

ARTICLE III. EXERCISE

3.1                     To the extent as allowed under the PRC Laws, Shanghai Miyuan shall have the absolute sole discretion as to determine the timing, method and number of times of its Exercise.

3.2                     In the event that the PRC Laws then in effect allow Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan to hold all the equity interests in Shanghai Huaqianshu, Shanghai Miyuan shall have the right to choose to exercise all of its Purchase Option at one time, pursuant to which Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan will purchase all of the Option Equity Interests from the Existing Shareholders at one time; in the event that the PRC Laws then in effect only allow Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan to hold part of the equity interests in Shanghai Huaqianshu, Shanghai Miyuan shall have the right to determine the amount of the Transfer Equity Interests which shall not exceed the upper limit of the shareholding percentage as provided by PRC Laws then in effect (the “Shareholding Percentage Cap”), pursuant to which Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan will purchase such amount of the Transfer Equity Interests from the Existing Shareholders.  Under the latter circumstance, with the gradual increase of the Shareholding Percentage Cap allowed under the PRC Laws, Shanghai Miyuan shall have the right to exercise its Purchase Option for more than one time accordingly, so as to ultimately obtain all of the Option Equity Interests.

3.3                     Upon each Exercise, Shanghai Miyuan shall have the right to determine at its sole discretion the amount of the Transfer Equity Interests that shall be transferred by the Existing Shareholders to Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan under such Exercise, and the Existing Shareholders shall transfer the Transfer Equity Interests in the amount determined by Shanghai Miyuan to Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan respectively.  Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan shall pay the Transfer Price for the acquired Transfer Equity Interests to the Existing Shareholders who sell such Transfer Equity Interests under each Exercise.

3.4                     Upon each Exercise, Shanghai Miyuan may purchase the Transfer Equity Interests on its own or designate any third party to purchase all or part of the Transfer Equity Interests.

3.5                     After Shanghai Miyuan determines to exercise its Purchase Option, it shall deliver a notice on Exercise of Purchase Option to the Existing Shareholders (the “Exercise Notice”, a form of which is set forth in Exhibit II attached hereto).  After receiving the Exercise Notice, the Existing Shareholders shall, according to the Exercise Notice, promptly transfer the Transfer Equity Interests to Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan at one time in the manner as provided in Article 3.3 hereof.

3.6                     The Existing Shareholders hereby severally and jointly covenant and guarantee, once Shanghai Miyuan delivers the Exercise Notice, the Existing Shareholders shall:

(1)                      promptly convene the shareholders’ meeting and adopt shareholders’ resolution and carry out all other necessary actions to approve the transfer of all the Transfer Equity Interests to Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan at the Transfer Price;

(2)                      promptly execute the equity transfer agreement with Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan regarding the transfer of all the Transfer Equity Interests to Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan at the Transfer Price; and

(3)                      pursuant to Shanghai Miyuan’s request and the provisions of laws and regulations, provide necessary assistance to Shanghai Miyuan (including the provision and execution of all relevant legal documents, performance of all necessary procedures of government approvals and registrations and all relevant obligations), so as to ensure Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan can obtain all of the Transfer Equity Interests without legal defects.

3.7                     Upon execution of this Agreement, the Existing Shareholders shall each execute a power of attorney (the “Power of Attorney”, form of which is set forth in Exhibit III attached hereto), authorizing in writing any person appointed by Shanghai Miyuan (the “Authorized Person”) to represent the Existing Shareholders to execute any and all necessary legal documents according to this Agreement, so as to ensure Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan can obtain all of the Transfer Equity Interests without legal defects.  Such Power of Attorney shall be kept in Shanghai Miyuan’s custody, and where necessary, Shanghai Miyuan may request at any time the Existing Shareholders to execute multiple counterparts of such Power of Attorney and submit such to the relevant government authorities.  Only when Shanghai Miyuan delivers written notice to the Existing Shareholders requesting replacement of the Authorized Person, shall the Existing Shareholders promptly revoke the authorization to the existing Authorized Person and authorize the Authorized Person otherwise appointed by Shanghai Miyuan to represent the Existing Shareholders to execute any and all necessary legal documents according to this Agreement, and the new Power of Attorney, once executed, shall supersede the original Power of Attorney; except for the above circumstance, the Existing Shareholders shall not revoke the Power of Attorney made to the Authorized Person.

ARTICLE IV. TRANSFER PRICE

Upon each Exercise by Shanghai Miyuan, the Transfer Price to be paid by Shanghai Miyuan or the entity or individual designated by Shanghai Miyuan to the Existing Shareholders shall be the amount of Shanghai Huaqianshu’s Registered Capital at that time multiplying by the percentage of the Transfer Equity Interests in the total equity interests of Shanghai Huaqianshu, or the price otherwise agreed by the Parties in writing.  In the event there is any compulsory requirement provided by PRC Laws then in effect with respect to the Transfer Price, Shanghai Miyuan or the entity or individual designated by Shanghai Miyuan shall be entitled to purchase the Transfer Equity Interests at a Purchase Price which is the lowest price allowed under the PRC Laws.

ARTICLE V. REPRESENTATIONS AND WARRANTIES

5.1                     The Existing Shareholders hereby severally and jointly represent and warrant as follows, and such representations and warranties shall remain in effect as if they are made upon the transfer of the Option Equity Interests.

5.1.1                        The Existing Shareholders are Chinese citizens with full civil capacity, full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as an eligible party to litigation independently.

5.1.2                        Shanghai Huaqianshu is a limited liability company duly registered and existing under the PRC Laws with independent legal person status, full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as an eligible party to litigation independently.

5.1.3                        The Existing Shareholders have the full power and authorization to execute and deliver this Agreement and all other documents relevant to the contemplated transaction hereunder to be executed by them, and to consummate the contemplated transaction hereunder.

5.1.4                        This Agreement shall be legally and duly executed and delivered by the Existing Shareholders.  This Agreement shall constitute legal and binding obligation upon the Existing Shareholders, and can be enforced against the Existing Shareholders in accordance with this Agreement.

5.1.5                        The Existing Shareholders are the registered legal owners of the Option Equity Interests when this Agreement comes into effect.  Except for the rights created under this Agreement, the Equity Pledge Agreement by and among the Existing Shareholders and Shanghai Miyuan, and the Shareholders’ Voting Rights Delegation Agreement by and among the Existing Shareholders, Shanghai Miyuan and Shanghai Huaqianshu, the Option Equity Interests shall be free of any lien, pledge, claim and other encumbrances and third party rights.  Pursuant to this Agreement, after the Exercise, Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan shall obtain the title to the Transfer Equity Interests which is in good standing and free of any lien, pledge, claim and other encumbrances and third party rights.

5.2                     Shanghai Huaqianshu hereby represents and warrants as follows:

5.2.1                        Shanghai Huaqianshu is a limited liability company duly registered and existing under the PRC Laws with independent legal person status.  Shanghai Huaqianshu has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as an eligible party to litigation independently.

5.2.2                        Shanghai Huaqianshu has the full internal corporate power and authorization to execute and deliver this Agreement and all other documents relevant to the contemplated transaction hereunder to be executed by it, and the full power and authorization to consummate the contemplated transaction hereunder.

5.2.3                        This Agreement shall be legally and duly executed and delivered by Shanghai Huaqianshu.  This Agreement constitutes legal and binding obligation upon Shanghai Huaqianshu.

5.2.4                        The Existing Shareholders are the entire registered legal shareholders of Shanghai Huaqianshu as of the execution date of this Agreement.  Pursuant to this Agreement, after Exercise, Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan shall obtain the title to the Transfer Equity Interests which is in good standing and free of any lien, pledge, claim and other encumbrances and third party rights.

5.2.5                        Shanghai Huaqianshu has all Business Licenses required to carry out its business operations as of the execution date of this Agreement and has full rights and qualifications to carry out its internet information service business and all the other businesses in China.  Shanghai Huaqianshu has been operated in accordance with laws since its establishment and there exists no violation or potential violation with the provisions or requirements by industry and commerce authority, tax authority, telecommunication authority, quality and technology supervision authority, labor and social security authority and any other government authorities, and there exists no Default dispute in relation to any contract either.

5.3                     Shanghai Miyuan hereby represents and warrants as follows:

5.3.1                        Shanghai Miyuan is a wholly-foreign owned limited liability company duly registered and existing under the PRC Laws with independent legal person status.  Shanghai Miyuan has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and may act as an eligible party to litigation independently.

5.3.2                        Shanghai Miyuan has the full internal corporate power and authorization to execute and deliver this Agreement and all other documents relevant to the transactions contemplated hereunder to be executed by it, and the full power and authorization to consummate the contemplated transaction hereunder.

5.3.3                        This Agreement shall be legally and duly executed and delivered by Shanghai Miyuan.  This Agreement constitutes legal and binding obligations upon Shanghai Miyuan.

ARTICLE VI. COVENANTS OF EXISTING SHAREHOLDERS

The Existing Shareholders hereby severally covenant as follows:

6.1                     During the term of this Agreement, the Existing Shareholders shall take all necessary measures to ensure that Shanghai Huaqianshu is able to obtain in a timely manner all Business Licenses required to carry out its business operations and maintain all the Business Licenses in effect at any time.

6.2                     During the term of this Agreement, without the prior written consent of Shanghai Miyuan:

6.2.1                        any of the Existing Shareholders shall not transfer or otherwise dispose of any Option Equity Interests or create any encumbrances or other third party rights thereon;

6.2.2                        any of the Existing Shareholders shall not increase or reduce Shanghai Huaqianshu’s Registered Capital nor alter Shanghai Huaqianshu’s existing shareholding structure as set forth in Exhibit I in any manner;

6.2.3                        any of the Existing Shareholders shall not dispose of or cause the management of Shanghai Huaqianshu to dispose of any of Shanghai Huaqianshu’s Assets (except for those during the ordinary business operation);

6.2.4                        any of the Existing Shareholders shall not terminate or cause the management of Shanghai Huaqianshu to terminate any of the Material Agreements executed by Shanghai Huaqianshu, or to enter into any other agreements in conflict with the existing Material Agreements;

6.2.5                        any of the Existing Shareholders shall not appoint or replace any directors, supervisors, or any other management personnel of Shanghai Huaqianshu which may be appointed and removed by the Existing Shareholders;

6.2.6        any of the Existing Shareholders shall not cause or approve Shanghai Huaqianshu to declare any distribution of or actually distribute any distributable profits, dividends or dividend on shares;

6.2.7        any of the Existing Shareholders shall ensure Shanghai Huaqianshu being duly existing and not terminated, liquidated or dissolved;

6.2.8        any of the Existing Shareholders shall not cause or approve Shanghai Huaqianshu to amend its articles of association;

6.2.9        any of the Existing Shareholders shall ensure Shanghai Huaqianshu not to lend or borrow any loan or provide guarantee or security of any kind, or to undertake any other material obligations beyond its ordinary business operations; and

6.2.10      any of the Existing Shareholders shall ensure Shanghai Huaqianshu not to merge with any third party, acquire the assets or equity interests of any third party, or otherwise invest in any third party.

The Parties agree that, if the combined percentage of shareholdings of Shanghai Huaqianshu of the Existing Shareholders falls under 50% (excluding 50%) due to the purchase of all the equity interests in Shanghai Huaqianshu held by the Existing Shareholders by Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan, the part of covenanted contents under this Article which are beyond the reasonable control of the Existing Shareholders shall no longer apply to the Existing Shareholders.

6.3       During the term of this Agreement, the Existing Shareholders shall use their best endeavors to develop Shanghai Huaqianshu’s business and ensure the legitimate operations of Shanghai Huaqianshu in compliance with laws and regulations.  The Existing Shareholders shall guarantee that they will not do any act or omit to do any act which may damage Shanghai Huaqianshu’s Assets, business reputation or affect the validity of Shanghai Huaqianshu’s Business Licenses.

ARTICLE VII. COVENANTS OF SHANGHAI HUAQIANSHU

7.1       In the event that the execution and performance of this Agreement and the grant of the Purchase Option hereunder are subject to any third party consent, permit, waiver, authorization or any governmental approval, permit, exemption or registration or filing procedures with any government authorities (if legally required), Shanghai Huaqianshu shall use its best endeavors to assist in satisfying the above requirements.

7.2       Without the prior written consent of Shanghai Miyuan, Shanghai Huaqianshu shall not assist or allow the Existing Shareholders to transfer or otherwise dispose of any Option Equity Interests or to create any encumbrances or other third party rights thereon.

7.3       Shanghai Huaqianshu shall not take or allow any conduct or act which may have adverse effect on the benefits of Shanghai Miyuan under this Agreement.

ARTICLE VIII. CONFIDENTIALITY

8.1       Whether this Agreement is terminated or not, the Existing Shareholders shall be obliged to keep confidential the following information (collectively the “Confidential Information”):

(i)    the execution, performance of this Agreement and the content hereof;

(ii)   trade secret, proprietary information and client information of Shanghai Miyuan that are known to or received by the Existing Shareholders as a result of execution and performance of this Agreement; and

(iii)  trade secret, proprietary information and client information of Shanghai Huaqianshu that are known to or received by the Existing Shareholders as the shareholders of Shanghai Huaqianshu.

The Existing Shareholders shall use such Confidential Information only for the purpose of performing its obligations hereunder.  Without written permit from Shanghai Miyuan, any of the Existing Shareholders shall not disclose the above Confidential Information to any third party, otherwise he/she shall assume Default liabilities and indemnify any losses.

8.2       Upon the termination of this Agreement, upon Shanghai Miyuan’s request, each of the Existing Shareholders shall return, destroy or otherwise dispose of all of the documents, materials or software containing the Confidential Information, and cease using such Confidential Information.

8.3       Notwithstanding any other provisions hereunder, this Article shall survive the suspension or termination of this Agreement.

ARTICLE IX. TERM OF THE AGREEMENT

This Agreement shall come into effect from the date of execution by the Parties, and shall terminate once all of the Option Equity Interests have been legally transferred to Shanghai Miyuan and/or other entity or individual designated by Shanghai Miyuan as agreed in accordance with this Agreement.

ARTICLE X. NOTICE

10.1     All notices, requests, demands and other correspondences required by or in accordance with this Agreement shall be delivered to the relevant Party in writing.

10.2     The above notices or other correspondences shall be deemed to be properly delivered upon sending when delivered through fax or telegraph, upon delivered in person when personally delivered, or at the fifth (5th) day of mailing if sent by mail.

ARTICLE XI. DEFAULT LIABILITIES

11.1     The Parties agree and acknowledge that, in the event that a Party (the “Defaulting Party”) substantially violates any of the agreements hereunder or fails to perform any of its obligations hereunder substantially, it shall constitute a default under this Agreement (the “Default”).  The non-defaulting party (the “Non-defaulting Party”) shall be entitled to request the Defaulting Party to rectify the Default or take remedial measures within a reasonable period.  In the event that the Defaulting Party fails to rectify the Default or take remedial measures within a reasonable period or within ten (10) days after a written notice sent by the Non-defaulting Party to the Defaulting Party requesting for the rectification, and if the Defaulting Party is the Existing Shareholder or Shanghai Huaqianshu, the Non-defaulting Party shall be entitled to determine, at its sole discretion, to: (1) terminate this Agreement and request the Defaulting Party to indemnify all losses incurred by the Non-defaulting Party, or (2) request the Defaulting Party to continue to perform its obligations hereunder and indemnify all losses incurred by the Non-defaulting Party; if the Defaulting Party is Shanghai Miyuan, the Non-defaulting Party shall be entitled to request the Defaulting Party to continue to perform its obligations hereunder and to indemnify all losses incurred by the Non-defaulting Party.

11.2     The Parties agree and acknowledge that the Existing Shareholders and Shanghai Huaqianshu shall not request to terminate this Agreement for any reason under any circumstances.

11.3     The rights and remedies hereunder shall be accumulative and shall not preclude any other statutory rights or remedies.

11.4     Notwithstanding any other provisions hereunder, this Article shall survive the suspension or termination of this Agreement.

ARTICLE XII. MISCELLANEOUS

12.1     This Agreement shall be signed in eight (8) originals in Chinese. Each original shall have equal legal force, and each Party shall retain one (1) original of this Agreement in each language.

12.2     The conclusion, validity, performance, amendment, interpretation and termination of this Agreement shall be governed by the laws of the People’s Republic of China.

12.3     Any dispute arising out of or relating to this Agreement shall be settled by the disputing Parties through consultation. In case the disputing Parties fail to reach an agreement within thirty (30) days of the dispute, such dispute shall be submitted to Shanghai Branch of China International Economic and Trade Arbitration Commission (“CIETAC”) for arbitration in Shanghai in accordance with the arbitration rules of CIETAC then in effect.  The arbitration award shall be final and binding upon the disputing Parties.

12.4     Any right, power and remedy granted to a Party under any provision of this Agreement shall not preclude any other right, power or remedy such Party is entitled to under any laws or regulations or any other provision of this Agreement.  The exercise of its right, power and remedy by a Party shall not preclude the exercise of any other right, power and remedy that such Party is entitled to.

12.5     Any Party’s failure or delay in exercising any of its right, power and remedy (“Such Rights”) under this Agreement or laws shall not result in a waiver of Such Rights, nor shall any single or partial waiver of any Such Right preclude any exercise of Such Right in other manner or the exercise of any other Such Rights by such Party.

12.6     The headings in this Agreement shall be for reference purpose only and shall not be used for or affect the construction of the Agreement in any event.

12.7     Each provision of this Agreement shall be severable and independent of each of the other provision.  In the event that one or several provisions of this Agreement become invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected.

12.8     This Agreement, once executed, shall supersede any other legal documents executed previously by and among the Parties regarding the same subject hereof, including but not limited to the Original Purchase Option Agreement.  Any amendment or supplement to this Agreement shall be made in writing, and shall take effect after duly executed by the Parties.

12.9     Without prior written consent of Shanghai Miyuan, any of the Existing Shareholders or Shanghai Huaqianshu shall not transfer any of its rights and/or obligations hereunder to any third party.  Shanghai Miyuan shall be entitled to transfer any of its rights and/or obligations hereunder to any third party designated by it after notifying the Existing Shareholders and Shanghai Huaqianshu.

12.10   This Agreement shall be binding upon the legal successor of each Party.

[Remainder of this page is intentionally left blank]

[Signature Page]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date and at the place first above written.

Haiyan GONG		Xu LIU

Signature:	/s/ Haiyan Gong	Signature:	/s/ Xu Liu

Yongqiang QIAN		Qingjun ZHU

Signature:	/s/ Yongqiang Qian	Signature:	/s/ Qingjun Zhu

Cheng LI		Fuping YU

Signature:	/s/ Cheng Li	Signature:	/s/ Fuping Yu

MIYUAN (SHANGHAI) INFORMATION TECHNOLOGY CO., LTD.		SHANGHAI HUAQIANSHU INFORMATION TECHNOLOGY CO., LTD.

(Company Seal) [seal: Miyuan (Shanghai) Information Technology Co., Ltd.]		(Company Seal) [seal: Shanghai Huaqianshu Information Technology Co., Ltd.]

Signature:		Signature:

Name:		Name:
Title:		Title:

Exhibit I

Basic Information of Shanghai Huaqianshu

Company Name: Shanghai Huaqianshu Information Technology Co., Ltd.

Registered Address: Room 1114, No. 1, Lane 127 Guotai Road, Yangpu District, Shanghai

Registered Capital: RMB10 million

Legal Representative: Yongqiang Qian

Shareholding Structure:

Name of Shareholder	Contribution to Registered Capital		Percentage of Capital Contribution
Haiyan GONG	RMB	3,774,000	37.74%
Xu LIU	RMB	299,000	2.99%
Yongqiang QIAN	RMB	4,513,000	45.13%
Cheng LI	RMB	296,000	2.96%
Fuping YU	RMB	720,000	7.2%
Qingjun ZHU	RMB	398,000	3.98%
Total	RMB	10,000,000	100%

Fiscal Year: January 1 to December 31 of a calendar year

Exhibit II

Form of Exercise Notice

To: [Name of the Existing Shareholders]

Whereas our company has entered into an EXCLUSIVE PURCHASE OPTION AGREEMENT (the “Agreement”) with you and Shanghai Huaqianshu Information Technology Co., Ltd. (“Shanghai Huaqianshu”) on             , 2011, under which, to the extent as allowed under the PRC laws and regulations, you shall, upon request of our company, transfer to our company or any third party designated by our company the equity interests held by you in Shanghai Huaqianshu.

Now therefore, our company hereby notify you as follows:

Our company hereby request to exercise the Purchase Option under the Agreement to purchase        % of the equity interests  held by you in Shanghai Huaqianshu (the “Equity Interests to Be Transferred”) by our company/[name of the company/individual] designated by our company.  Once you receive this notice, please promptly transfer the Equity Interests to Be Transferred to our company/[name of the company/individual] designated by our company in accordance with the Agreement.

Yours Sincerely,

Miyuan (Shanghai) Information Technology Co., Ltd.

(Company Seal)

Authorized Representative:

Date:

Exhibit III

Form of Power of Attorney

I,                        , hereby irrevocably authorize                         [ID No.                          ] to act as my authorized representative to execute the Equity Transfer Agreement regarding the transfer of the equity interests in Shanghai Huaqianshu Information Technology Co., Ltd. by and among Shanghai Huaqianshu Information Technology Co., Ltd., Miyuan (Shanghai) Information Technology Co., Ltd. and me, and other relevant legal documents.

Signature:

Date: